Exhibit 4.1

ON SEMICONDUCTOR CORPORATION

and

THE GUARANTORS NAMED HEREIN

1.00% CONVERTIBLE SENIOR NOTES DUE 2020

THIRD SUPPLEMENTAL INDENTURE

AND AMENDMENT – GUARANTEE

DATED AS OF November 21, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 21, 2016, is among ON Semiconductor Corporation, a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of June 8, 2015 (the “Indenture”), pursuant to which the Company has issued $690,000,000 in principal amount of 1.00% Convertible Senior Notes due 2020 (the “Notes”); and

WHEREAS, Section 10.01(c) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Guarantors with respect to the Notes, without the consent of the Holders; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

ARTICLE 1

Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

ARTICLE 2

From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below shall be Guarantors with respect to the Notes on terms contemplated by and subject to the provisions of Article 13 of the Indenture.

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ON SEMICONDUCTOR CORPORATION

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Executive Vice President, Chief Financial Officer and Treasurer

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

FAIRCHILD SEMICONDUCTOR CORPORATION

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

FAIRCHILD SEMICONDUCTOR CORPORATION OF CALIFORNIA

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

FAIRCHILD SEMICONDUCTOR WEST CORPORATION

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

Signature page to Third Supplemental Indenture to 1.00% Notes Indenture

GIANT HOLDINGS, INC.

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

KOTA MICROCIRCUITS, INC.

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

SILICON PATENT HOLDINGS

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

GIANT SEMICONDUCTOR CORPORATION

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

MICRO-OHM CORPORATION

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

Signature page to Third Supplemental Indenture to 1.00% Notes Indenture

FAIRCHILD ENERGY, LLC

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Chief Financial Officer, Senior Vice-President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By	/s/ Michael Tu
Name:	Michael Tu
Title:	Assistant Vice President

Signature page to Third Supplemental Indenture to 1.00% Notes Indenture